PRESS RELEASE

As Summer Travel Returns at Record Levels, JetBlue Launches Plan to Reliably Deliver the JetBlue Experience Loved by Customers

Airline makes series of investments to restore crewmember and customer confidence for the upcoming summer travel season

NEW YORK (April 26, 2022) – JetBlue (NASDAQ: JBLU) today announced a series of investments that will set up the airline to reliably deliver the JetBlue experience during what is expected to be a record-breaking summer. JetBlue’s broad and comprehensive plan includes a reduction of its summer schedule, focus on hiring and training, efforts to reduce customer support call volume and hold times, proactive aircraft maintenance efforts, and facilities/infrastructure readiness.

“We want customers who love the JetBlue experience to have confidence we will deliver it to them this summer,” said Joanna Geraghty, president and chief operating officer, JetBlue. “We let our crewmembers and our customers down in April, and we must perform better. The investments we’re making will help reduce delays and cancellations during the busiest travel period.”

As the aviation industry has rebounded from the historic impact of COVID-19, airlines have faced ongoing challenges this year from the Omicron wave, staffing ramp up, attrition, weather events, and air traffic control delays. JetBlue’s plan builds more flexibility into its schedule and crew staffing to recover from these events, and ensures its facilities and technology are equipped to handle increased demand, especially in New York where the airline is growing nearly 50 percent as part of its Northeast Alliance (NEA) with American Airlines.

Reduced schedule offers more buffer and flexibility to recover from disruptions
Even though the industry continues to forecast robust demand, JetBlue is taking steps to reduce its flight schedule for increased reliability. A reduced schedule will add more buffer room throughout the day to make up for operational disruptions and put less stress on its crew resources.

JetBlue originally planned to grow capacity this year by 11 to 15 percent compared to 2019. Now, with its reduced schedule, JetBlue’s capacity will grow zero to five percent compared to 2019. Most importantly, JetBlue is reducing its summer schedule by more than 10 percent from its original plan, and scheduled aircraft utilization will be down 10 to 15 percent compared to 2019.

“JetBlue is a growth airline, and we want nothing more than to bring our unique combination of low fares and award-winning service to more customers,” Geraghty said. “However, by taking a more conservative approach to growth, we can bring resiliency to our operation and ensure our crewmembers – who are the best in the industry – come to work each day set up for success.”

JetBlue’s capacity cuts take into account the impact of higher-priced fuel and are distributed throughout its network. Even with the reductions, JetBlue will grow significantly in New York’s three major airports as part of the NEA – from 200 flights a day in 2019 to nearly 300 flights a day. JetBlue has trimmed some of its growth at Newark to ease congestion and ensure the terminal facilities can accommodate its schedule until construction is completed on the new Terminal A.

Accelerating staffing and training to support the schedule
Like many businesses across a range of industries, staffing resources have pressured airlines as customers returned. Even though it’s pulling down some flying, JetBlue is moving forward

PRESS RELEASE

with hiring efforts to staff up for the summer, including 5,000 new crewmembers in New York. The airline’s recently expanded training facility in Orlando is operating at maximum capacity.

“We are well aware of the staffing challenges that many companies are facing, but it’s been incredible to see how many job seekers want to work at JetBlue,” Geraghty said. “Our differentiated brand and culture continue to attract the best talent, and we have expanded our training facilities to get our new hires on the job as soon as possible.”

In addition to general staffing, JetBlue is working through a backlog of pilot training and re-certification flights after delays from Omicron. Volatile pilot attrition is also creating a need for additional recruiting and training capacity. JetBlue has increased its pilot training team and simulator capacity to meet this demand.

“Ensuring we have a strong pipeline of pilots remains a focus, and we are expanding our innovative JetBlue Gateways program this year to support that effort,” Geraghty said. “We are having incredible success attracting a diverse set of candidates to join our Gateway Select program, which trains individuals with little or no flight experience, and we launched new pathways for current crewmembers and their families to become JetBlue pilots.”

Addressing customer call volume and hold times
Recent operational disruptions have led to a record number of calls into JetBlue’s customer support center and extended wait times. These disruptions, coupled with the greater number of customers taking advantage of ticket flexibility and calls regarding other COVID-related questions, have taxed customer service teams across the industry.

Since the fall, JetBlue has brought on board more than 1,100 new hires into customer support and continues to increase hiring and training while bringing on outside support to help manage call volume. By this summer, JetBlue expects to have its largest-ever customer support team ready to support customers as many embark on their first vacation or travel experience since the pandemic.

JetBlue is continuing to strengthen staffing for its suite of digital tools to help customers avoid waiting on hold, including online chat capabilities and support via iMessage. In addition, JetBlue is improving self-service capabilities on its website to offer customers additional options to make changes without calling.

“The best way to reduce long hold times is to eliminate the need to call us in the first place, and a more reliable schedule with fewer delays and last-minute cancellations will help improve that,” Geraghty said. “For those customers who do need individual support, we continue hire a record number of customer support crewmembers and are using technology to make it easier to chat with us. Long hold times are not unique to JetBlue, but they are simply not acceptable.”

JetBlue is also working to proactively cancel flights on days when bad weather is forecasted or if it anticipates air traffic control delays due to congestion or air traffic control center staffing shortages. The dynamic nature of spring and summer weather, including thunderstorms, sometimes prevents this, but the airline is working to provide cancellation well in advance of arriving to the airport so customers have time to adjust their plans.

Reducing disruptions due to maintenance
The reduced schedule frees up aircraft time to give the airline additional opportunities to get ahead of planned maintenance programs. JetBlue is investing in additional preventative maintenance as well as reserving more aircraft as spares this summer to reduce the impact of maintenance-related cancellations and delays.

With COVID-19 supply chain challenges continuing, JetBlue has pre-purchased long lead parts, tools, and equipment as well as added additional inventory of frequently used parts, to mitigate potential delays.

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Handling a record summer at JFK
This summer, JetBlue will operate approximately 190 daily flights from New York’s John F. Kennedy International Airport (JFK) as it continues to expand its footprint as part of the NEA. With its heavy concentration in the Northeast and major operation at JFK, ensuring that JFK runs smoothly is essential for the entire network.

In addition to hiring across workgroups, JetBlue is making a number of investments at JFK’s Terminal 5:

•Redeveloping a portion of the lobby to add more kiosks and open additional space for customer throughput.
•Retiming flights for the busiest international markets to ensure enough lobby space is available for COVID documentation checks.
•Smoothing out some of the peaks in the schedule to ease congestion in the lobby, TSA checkpoint, and gates.
•Dedicating ground staffing crews at gates across Terminal 5 and adding ground equipment.

While summer reliability continues to be the focus, JetBlue will also see a significant improvement in its airport facilities across focus cities this fall, as new terminals and space become available to support the airline’s growth. JetBlue will be consolidating or opening new or renovated terminal spaces in LaGuardia, Newark, and Orlando.

“Many customers have been waiting for two years to travel again, and our goal this summer is to offer an incredible experience,” Geraghty said. “Unfortunately, weather and air traffic control delays will always be part of air travel, and doing everything we can to manage them better for our crewmembers and customers. Our plan makes responsible investments to prepare us for these challenges and restore trust in JetBlue.”

About JetBlue Airways
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue carries customers across the United States, Caribbean and Latin America and London. For more information, visit jetblue.com.

JetBlue Corporate Communications
Tel: +1.718.709.3089
corpcomm@jetblue.com

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